EXHIBIT 99.1

THE BANC CORPORATION TO ACQUIRE COMMUNITY BANCSHARES, INC.

Birmingham, Alabama, May 1, 2006: The Banc Corporation (NASDAQ: TBNC) and Community Bancshares, Inc. (NASDAQ: COMB) today jointly announced a definitive agreement under which Community Bancshares, Inc. will merge with The Banc Corporation in a stock and cash transaction valued at approximately $98 million. The merger will create a strategic partnership combining The Banc Corporation’s wholly owned subsidiary Superior Bank, which has 26 branch locations and six planned new branches in Alabama and Florida, with Community Bancshares, Inc.’s wholly owned subsidiary Community Bank, which has 18 branch locations located primarily in northeast Alabama. Community Bank also operates 1st Community Credit Corporation and Community Insurance Group. Upon completion by The Banc Corporation of the Community merger and its previously announced merger with Kensington Bankshares, Inc., Superior Bank will be a $2.3 billion community bank with 60 banking offices serving customers from Huntsville, Alabama to Tampa, Florida. Both transactions are expected to be completed by late 2006.

The Banc Corporation CEO Stan Bailey commented, “In 2005, we identified northeast Alabama and Florida as markets important to our future. This partnership will allow us to execute that strategy in the northeast quadrant of Alabama. Community Bank’s 18 branches are a perfect complement to our eight existing northeast Alabama branches, and we expect this partnership to result in both greater customer convenience and operating efficiencies. We’re excited about what we can do for our customers, communities, employees and shareholders as this merger allows us to more than triple our presence in North Alabama. We believe this partnership represents a compelling long-term value proposition for shareholders of both companies.”

Bailey continued, “We fully expect Superior Bank will become known in all of our markets for its superior people delivering superior products that will generate superior value for its customers and shareholders.”

Under the terms of the merger agreement, The Banc Corporation will exchange 0.8974 shares of its common stock for each share of Community Bancshares common stock outstanding subject to adjustment based on Community Bancshares’ net worth at closing. With approximately 8.8 million shares of Community Bancshares stock outstanding, Community shareholders will receive approximately 7.9 million shares of The Banc Corporation stock. The dollar value of the stock consideration at consummation of the merger will be based on The Banc Corporation’s share price at that time. Holders of Community Bancshares warrants and options will receive total cash consideration of approximately $6.7 million in satisfaction of those warrants and options. In addition, Community Bancshares shareholders could receive a special cash dividend of up to $0.50 per share, with a maximum of $4.4 million in the aggregate, payable at consummation of the transaction subject to the satisfaction of various conditions specified in the merger agreement. The merger is expected to be accretive to The Banc Corporation’s earnings per share immediately upon completion, currently expected to occur by year-end 2006.

“This combination will serve our customers well,” said Patrick Frawley, Community Bancshares’ Chairman, President and Chief Executive Officer. “Superior’s approach to customer service and community commitment is very similar to ours, and our customers will gain added convenience. Ultimately, we expect the merger to generate significant synergies that we believe will continue to increase our shareholders’ value in the proposed combined organization.” Following the completion of the merger, Mr. Frawley will serve as Superior Bank’s North Alabama Chairman and Stacey Mann will serve as Superior’s Blount County Community President.

Completion of the merger is subject to approval of the transaction by the shareholders of both companies, to the receipt of required OTS approval, and to the satisfaction of usual and customary closing conditions.

About The Banc Corporation

The Banc Corporation is a $1.4 billion community thrift holding company, headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is Superior Bank, a southeastern community thrift. Superior Bank has a total of 26 branches, with 19 locations throughout the State of Alabama and seven locations along Florida’s panhandle. It has announced plans to open six new branch locations in Alabama and Florida during 2006. Superior Bank also has loan production offices in Montgomery, Alabama, Tallahassee, Florida and Panama City, Florida. The Banc Corporation recently announced that it had entered into a definitive agreement to acquire Kensington Bankshares, Inc. in Tampa, Florida. That transaction, which is subject to approval of the transaction by the shareholders of both companies, to the receipt of required regulatory approvals, and to the satisfaction of usual and customary closing conditions, is currently expected to close in the third quarter of 2006. The Banc Corporation also recently announced that it will be changing its corporate name to Superior Bancorp immediately following shareholder approval at its annual meeting on May 18, 2006.

The Banc Corporation’s management will participate in the 2006 Gulf South Bank Conference to be held on May 1, 2006 in Atlanta, GA. Chief Executive Officer Stan Bailey is scheduled to give a presentation at 1:35 p.m. EDT that will provide an overview of the Corporation and its strategic direction to investors attending the conference. This presentation may be accessed via live web cast at www.shareholder.com/tbnc/medialist.cfm or via audio conference at 800/289-0436. The web cast will be archived for 90 days after the event beginning May 2, 2006.

About Community Bancshares, Inc.

Community Bancshares, Inc. is the $572 million parent company for Community Bank and is among the largest community banking institutions in Alabama in terms of deposits according to FDIC data. Community Bancshares is headquartered in Blountsville, Alabama.

Community Bank’s flagship banking office was chartered July 23, 1923, as The Bank of Blountsville. In 1985 the holding company was formed and the bank’s name was changed to Community Bank. Community Bank has a consumer finance subsidiary, 1st Community Credit Corporation, and insurance agency subsidiaries, Community Insurance Corp. and Southern Select Insurance, Inc. In total, Community Bank has 18 banking offices and 1st Community Credit has 15 financial services offices, located in 14 Alabama counties.

More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).

Sandler O’Neill & Partners, L.P. and Burke Capital Group acted as financial advisors, Balch & Bingham, LLP acted as legal advisor and Haskell Slaughter Young & Rediker, LLC acted as corporate counsel to The Banc Corporation in this transaction. FIG Partners acted as financial advisor and Alston & Bird LLP acted as legal advisors to Community Bancshares in this transaction.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation and Community Bancshares, Inc. caution that such “forward-looking statements,” wherever they occur in this document or in other statements attributable to The Banc Corporation and Community Bancshares, Inc. are necessarily estimates reflecting the judgment of The Banc Corporation’s or Community Bancshares, Inc.’s senior management and involve a number of risks, uncertainties, estimates and assumptions that could cause actual results to differ materially from those suggested by the “forward-looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation’s and Community Bancshares, Inc.’s annual reports on SEC Form 10-K and other reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation and Community Bancshares, Inc.; changes in the loan portfolios and the deposit bases of The Banc Corporation and Community Bancshares, Inc.; and the effects of natural disasters such as hurricanes. The Banc Corporation and Community Bancshares, Inc. undertake no obligation to update “forward-looking statements.”

Additional Information and Where to Find It:

This press release may be deemed to be solicitation material with respect to the proposed merger, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated as of April 29, 2006, between The Banc Corporation and Community Bancshares, Inc. The Banc Corporation plans to file a registration statement on Form S-4 with the SEC in connection with the proposed merger. That registration statement will contain a joint proxy statement/prospectus to be distributed to the respective shareholders of The Banc Corporation and Community Bancshares, Inc. in connection with their respective votes on the proposed merger. SHAREHOLDERS OF THE BANC CORPORATION AND OF COMMUNITY BANCSHARES, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BANC CORPORATION, COMMUNITY BANCSHARES, INC., THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The joint proxy statement/prospectus will be filed with the SEC and mailed to the shareholders of each of The Banc Corporation and Community Bancshares, Inc. Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. Such documents may also be obtained from The Banc Corporation by contacting Tom Jung, Executive Vice President, at (205) 327-3547, or from Community Bancshares, Inc. by contacting William H. Caughran at (205) 429-1000.

In addition to the joint proxy statement/prospectus, The Banc Corporation and Community Bancshares, Inc. file annual, quarterly and special reports, proxy statements and other information with the SEC. Any reports, statements or other information filed by either party may be read and copied at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, DC 20549 or at the SEC’s other public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Banc Corporation and Community Bancshares, Inc. filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC’s website at www.sec.gov.

The Banc Corporation, Community Bancshares, Inc. and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding The Banc Corporation’s directors and executive officers is available in the proxy statement for its 2006 annual meeting of stockholders, which is available on The Banc Corporation’s website at http://www.superiorbank.com/fs_investor_relations.html. Information regarding Community Bancshares, Inc.’s directors and executive officers is available from http://www.communitybankal.com. Additional information regarding the interests of such directors and executive officers will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Banc Corporation Contact: Tom Jung, Executive Vice President, (205) 327-3547

Community Bancshares Contact: William H. Caughran, General Counsel, (205) 429-1000